Exhibit 3.132

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED PARTNERSHIP TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Limited Partnership first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the Limited Partnership first formed is 03/29/1995.

4.)	The name of the Limited Partnership immediately prior to filing this Certificate is MinorCo, L.P..

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is MinorCo, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the
17th day of June   . A.D. 2016.

By:	/s/ Timothy O’Grady
Authorized Officer

Name:	Timothy O’Grady, Vice President
Print or Type

STATE of DELAWARE

LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

First: The name of the limited liability company is MinorCo, LLC                         .

Second: The address of its registered office in the State of Delaware is         2711 Centerville Road, Suite 400                              in the City of Wilmington                                                 Zip code 19808           . The name of its Registered agent at such address is Corporation Service Company                      .

In Witness Whereof, the undersigned have executed this Certificate on the      17th      day of    June           . A.D. 2016                             .

By:	/s/ Timothy O’Grady
Authorized Person(s)

Name:	Timothy O’Grady, Vice President